Exhibit 10.8.2.2

INDIA NON JUDICIAL Government of National Capital Territory of Delhi e-Stamp

Certificate No.	:	IN-DL58373169416821K

Certificate Issued Date	:	20-Dec-2012 04:34 PM

Account Reference	:	IMPACC (IV)/ dl736103/ DELHI/ DL-DLH

Unique Doc. Reference	:	SUBIN-DLDL73610316553756762452K

Purchased by	:	TV 18 Home Shopping Network Limited

Description of Document	:	Article 5 General Agreement

Property Description	:	Credit Facility Agreement

Consideration Price (Rs.)	:	0

(Zero)

First Party	:	TV 18 Home Shopping Network Limited

Second Party	:	The Ratnakar Bank Ltd

Stamp Duty Paid By	:	TV 18 Home Shopping Network Limited

Stamp Duty Amount(Rs.)	:	160

(One Hundred And Sixty only)

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This Non-Judicial Stamp Paper Forms an Integral Part of the Document title Supplemental and Amendatory Agreement Executed on 12-Jan-13 Between TV 18 Home Shopping Network Limited and The Ratnakar Bank Ltd

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R-154

SUPPLEMENTAL AND AMENDATORY AGREEMENT

THIS SUPPLEMENTAL AND AMENDATORY AGREEMENT made at New Delhi, on 12-Jan-13

BETWEEN

TV 18 Home Shopping Network Limited, a public limited company incorporated under the Companies Act, 1956 and having its registered office at 503, 504 & 507, 5th Floor, Mercantile House, 15 Kasturba Gandhi Marg, New Delhi - 110001 (hereinafter referred to as “Borrower”, which expression shall include its executors, administrators, successors and permitted assigns as the case may be)

And

THE RATNAKAR BANK LIMITED, a company incorporated under the Indian Companies Act, 1913 and an existing Company within the purview of the Companies Act, 1956 and registered with the Reserve Bank of India as Scheduled Commercial Bank and having its registered office at Shahupuri, Kolhapur – 416 001 and administrative office at “MAHAVEER”. Shri Shahu Market Yard Shahupuri, Kolhapur – 416 005 (hereinafter referred to as “the Bank” which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors in interest, assigns, holding or subsidiary company and/or associates).

WHEREAS:

(1)	By an agreement dated 27.04.2012. as amended from time to time in respect of credit facilities granted by the Bank to the Borrower (hereinafter referred to as the “Facility Agreement”), entered into between the Borrower and the Bank, the Bank has, at the request of the Borrower, agreed to provide / provided to the Borrower the Cash Credit facility of Rs.10,00,00,000/- (Rupees Ten Crores Only) and Working Capital Demand Loan (WCDL) facility of Rs.30,00,00,000/- (Rupees Thirty Crores Only) amounting to aggregate credit facility of Rs.40,00,00,000/- (Rupees Forty Crores only) more particularly described in Part-A of the Schedule-I hereunder, (hereinafter referred to as the “Existing Credit Facility/ies”) on the terms and conditions contained in the Facility Agreement.

(2)	The Borrower has now requested the Bank to enhance the WCDL facility out of Existing Credit Facility from Rs.30,00,00,000/- to Rs40,00,00,000/- .

(3)	To give effect to the above, the Borrower has agreed to execute these presents in favour of the Bank.

NOW THIS SUPPLEMENTAL AND AMENDATORY AGREEMENT WITNESSETH AS FOLLOWS:

1	At the request of the Borrower, the Bank has agreed to enhance the WCDL facility out of Existing Credit Facility from Rs.30,00,00,000/- to Rs.40,00,00,000/-, as more particularly described in Part-B of the Schedule-1 hereunder (hereinafter referred to as the “Additional Credit Facility/ies”). on the terms and conditions contained herein and also in the letters of sanction, in the relative security documents, the General Conditions and the Facility Agreement, for the purpose specified in the Facility Agreement. The Existing Facility and the Additional Credit Facility shall hereinafter collectively be referred to as the “Aggregate Credit Facilities”. The expression “Aggregate Credit Facilities” as appearing in the Facility Agreement and the other documents shall for all purposes and intents include the Additional Credit Facility.

The respective amount of the Additional Credit Facility/ies / Revised Credit Facility(ies) agreed to be provided / amended by the Bank are as indicated in Part-B of Schedule 1 hereto.

2.	The provisions of this Agreement shall become effective from the date hereof.

3.	This Agreement shall be read in conjunction with the Facility Agreement and be enforced as if the provisions of this Agreement were incorporated therein by way of addition / modification / amendment. To the extent of any inconsistency between the terms of this Agreement and the Facility Agreement, the provisions of this Agreement shall prevail. In the event of any inconsistency in the terms of the respective letters of sanction / credit arrangement letters, the provisions of this Agreement, the Facility Agreement and the General Conditions will, unless otherwise specifically stated in the letters of sanction / credit arrangement letters, prevail for all intents and purposes.

4.	Save for changes specified hereinabove, all the other terms and conditions of the Facility Agreement shall remain unchanged and in full force and effect.

5.	The stamp duty is paid on the Facility Agreement as per the provisions of the relevant Stamp Act as applicable at the place of execution and the stamp duty as payable on the additional credit facilities secured by these presents has been paid on this agreement.

SCHEDULE-I

PART-A Existing Credit Facilities:

Nature of Credit Facility	Amt. Rs.	Rate of Interest*	Penal Interest		Periodicity of charging interest	Margin	Repayment
Working Capital Demand Loan	30.00 Crs	To be decided at the time of disbursement.	2	% p.a.	Monthly	25%	On Demand
Cash Credit	10.00 Crs	BR +2.50% p.a. i.e. 13.50 % p.a.	2	% p.a.	Monthly	25%	On Demand

TOTAL	Rs.40,00,00,000/- (Rupees Forty Crores only

*	In case of working capital limits, the minimum interest shall be equal to three months’ interest at agreed rate on the sanctioned limit, as and by way of commitment charges

PART-B Revised Credit Facilities:

Nature of Credit Facility	Amt. Rs.	Rate of Interest*	Penal Interest		Periodicity of charging interest	Margin	Repayment
Working Capital Demand Loan	40.00 Crs (enhanced by Rs.10.00 Crores)	To be decided at the time of disbursement.	2	% p.a.	Monthly	25%	On Demand
Cash Credit	10.00 Crs	BR +2.50% p.a. i.e. 13.50 % p.a.	2	% p.a.	Monthly	25%	On Demand

TOTAL	Rs.50,00,00,000/- (Rupees Fifty Crores only)

*	In case of working capital limits, the minimum interest shall be equal to three months’ interest at agreed rate on the sanctioned limit, as and by way of commitment charges

IN WITNESS WHEREOF the Borrower has executed these presents on the date mentioned above.

SIGNED AND DELIVERED BY

For TV 18 Home Shopping Network Limited

/s/ SACHIN RASTOGI
Director/Authorised Signatory (ies)

The Common Seal of TV 18 Home Shopping Network Limited the Borrower within named was affixed hereunto in the presence of:

/s/ ROSHNI TANDON
Ms. ROSHNI TANDON

Shri./ Smt.

Directors/ Company Secretary of the Borrowers in pursuance of the Board Resolution dated 10/01/13 and they have signed below the Seal to confirm that the Seal was affixed in their presence.

SIGNED SEALED AND DELIVERED BY

THE RATNAKAR BANK LTD through its authorized
Representative Shri.	/s/ BHARAT RUNGTA

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